UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

United American Petroleum Corp.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

9600 Great Hills Trail, Suite 150W, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 852-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 26, 2012, United American Petroleum Corp. (the “Company”) issued 500 shares of its Series B Preferred Stock (described in greater detail below under “Item 5.01 Changes in Control of Registrant”), each to Michael Carey, its Chief Executive Officer, President and Director, and Ryan Hudson, its Chief Operating Officer, Secretary and Director (1,000 shares of Series B Preferred Stock in aggregate), in consideration for services rendered to the Company as the Company’s Chief Executive Officer, President and Director, and Chief Operating Officer, Secretary and Director, respectively.

The Company claims an exemption from registration afforded by Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients were executive officers and Directors of the Company.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the issuance of the Series B Preferred Stock (described in greater detail below under “Item 5.01 Changes in Control of Registrant”), voting control over the Company effectively shifted to the holders of our Series B Preferred Stock, Mr. Carey and Mr. Hudson as a result of the Super Majority Voting Rights and the holders of our common stock have only minority voting rights over the Company, equal to 49% of the total shareholder vote.  Accordingly, Mr. Carey and Mr. Hudson will exercise control in determining the outcome of all corporate transactions or other matters concerning the Company, including the election of Directors, mergers, consolidations, the sale of all or substantially all of the Company’s assets, and also the power to prevent or cause a change in control. The interests of Mr. Carey and Mr. Hudson may differ from the interests of the Company and the Company’s other stockholders and thus result in corporate decisions relating to the Company that are adverse to the Company or other shareholders.

Item 5.01 Changes in Control of Registrant.

On October 11, 2012, the Company filed with the Nevada Secretary of State, a Certificate of Designations, Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock (the “Designation”).  The Designation, which was approved by the Board of Directors on October 9, 2012 and authorized under the Company’s Articles of Incorporation, which provides the Board of Directors the right to designate series of preferred stock, provided for the designation of a series of 1,000 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).  The Series B Preferred Stock have no dividend rights, no liquidation preference, no redemption rights and no conversion rights. The Series B Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters (including, but not limited to, at every meeting of the stockholders of the Company and upon any action taken by stockholders of the Company with or without a meeting) equal to fifty-one percent (51%) of the total vote (the “Super Majority Voting Rights”). Additionally, we are not allowed to adopt any amendments to our Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series B Preferred Stock, or effect any reclassification of the Series B Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of the Series B Preferred Stock.

As a result of the issuance of 500 shares of our Series B Preferred Stock each to Mr. Carey and Mr. Hudson (as discussed above in “Item 3.02 Unregistered Sales of Equity Securities”), a change of control of the Company occurred and Mr. Carey and Mr. Hudson became our majority shareholders.  Specifically, Mr. Carey beneficially owns 6,900,000 shares (of which 5,000,000 shares are held in a family limited partnership) and Mr. Hudson owns 7,000,000 shares of common stock (of which 5,000,000 shares are held in a family limited partnership) and each of Mr. Carey and Mr. Hudson own 500 shares of our Series B Preferred Stock (which each vote 26,038,385 voting shares, based on 50,034,543 shares of common stock issued and outstanding and 52,076,769 total voting shares attributable to our Series B Preferred Stock (equal to 51% of the total voting shares), for a total of 102,111,312 voting shares), providing them voting rights over 27.8% of our outstanding common stock (13.8%  and 14% each), 100% of outstanding Series B Preferred Stock (50% each) and 64.7% (32.3% and 32.4% each) of our total voting shares.

Other than as provided above, the Company does not anticipate any other changes in control of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.1
Certificate of Designations of Series B Preferred Stock (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United American Petroleum Corp.

Date: December 26, 2012	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1
Certificate of Designations of Series B Preferred Stock (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, and incorporated herein by reference)